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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                SHIVA CORPORATION
             (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                                      04-2889151
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)


                                 28 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (617) 270-8300
               (Address of Principal Executive Offices) (Zip Code)

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                      AMENDED AND RESTATED 1988 STOCK PLAN
                            (Full title of the plan)

                 -----------------------------------------------

                                FRANK A. INGARI,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 28 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (617) 270-8300
           (Name and address including zip code and telephone number, including area code, of agent for service)

                 -----------------------------------------------

                                    Copy to:

                               LINDA DERENZO, ESQ.
                           TESTA, HURWITZ & THIBEAULT
                                HIGH STREET TOWER
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    /  /

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   /X/

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
                         CALCULATION OF REGISTRATION FEE
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
                                           Proposed         Proposed
Title of               Amount              Maximum          Maximum          Amount of
Securities to          to be               Offering Price   Aggregate        Registration
be Registered          Registered(1)       Per Share        Offering Price   Fee
- -------------          -------------       --------------   --------------   ------------
AMENDED AND RESTATED
1988 STOCK PLAN
Common Stock, par
value $.01 per share     769,300 shares    $31.25(2)        $ 24,040,625      $ 8,289.87
                          84,600 shares    $35.375(2)       $  2,992,725      $ 1,031.97
                          44,278 shares    $34.50(2)        $  1,527,591      $   526.76
                         228,332 shares    $31.625(2)       $  7,221,000      $ 2,490.00
                       1,016,830 shares    $33.375(2)       $ 33,936,701      $11,702.31
                          80,000 shares    $41.625(2)       $  3,330,000      $ 1,148.28
                         183,100 shares    $45.375(2)       $  8,308,163      $ 2,864.88
                       1,960,228 shares    $69.375(3)       $135,990,818      $46,893.39
                       ---------
TOTAL:                 4,366,668 shares                                       $74,947.46

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

(1) The information contained in this Registration Statement on Form S-8 has been adjusted to give effect to a two-for-one stock split in the form of a 100% stock dividend paid on April 22, 1996 to the stockholders of record on April 12, 1996.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(l) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) The price of $69.375 per share, which is the average of the high and low prices reported on the Nasdaq National Market on May 16, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).
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


     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-86514 on Form S-8, as filed with the Securities and Exchange Commission on November 18, 1994, relating to Shiva Corporation's Amended and Restated 1988 Stock Plan, 1994 Employee Stock Purchase Plan and 1994 Non-Employee Director Stock Option Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits
           --------

           Exhibit No.   Description of Exhibit
           -----------   ----------------------

              4.1 Restated Articles of Organization of the Registrant, as amended.

              4.2**      Restated By-laws of the Registrant.

              4.3*** Rights Agreement, dated as of September 29, 1995, between the Registrant and American Stock Transfer & Trust Company, which includes as Exhibit A, the Form of Certificate of Vote of Directors Establishing a Series of a Class of Stock, as Exhibit B, the Form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

              4.4**** Amended and Restated 1988 Stock Plan of the Registrant, as further amended.

              4.5****    Specimen certificate representing the Common Stock.

              5.1        Opinion of Testa, Hurwitz & Thibeault, LLP.

             23.1        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                         Exhibit 5.1).

             23.2****    Consent of Price Waterhouse LLP.

             24.1 Power of Attorney (included as part of the signature page to this Registration Statement).


* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-602).

** Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-84884).

*** Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-97216).

**** Incorporated herein by reference to the Registrant's Annual Report on Form
     10-K for the year ended December 30, 1995.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on this 20th day of May, 1996.

                              SHIVA CORPORATION


                              By: /s/ Cynthia M. Deysher
                                  --------------------------------
                                  Cynthia M. Deysher
                                  Senior Vice President, Finance
                                  and Administration and Chief
                                  Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Frank A. Ingari, Cynthia M. Deysher and M. Elizabeth Potthoff, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                            TITLE                          DATE
- ---------                            -----                          ----


/s/ Frank A. Ingari        President, Chief Executive            May 20, 1996
- ----------------------     Officer and a Director
Frank A. Ingari            (Principal Executive Officer)


/s/ Cynthia M.Deysher      Senior Vice President, Finance and    May 20, 1996
- ----------------------     Administration and Chief Financial
Cynthia M. Deysher         Officer (Principal Financial and
                           Accounting Officer)


/s/ David C. Cole          Director                              May 20, 1996
- ----------------------
David C. Cole


/s/ L. John Doerr          Director                              May 20, 1996
- ----------------------
L. John Doerr

/s/ Henry McCance          Director                              May 20, 1996
- -------------------------
Henry McCance



/s/ Paul O'Brien           Director                              May 13, 1996
- -------------------------
Paul O'Brien



/s/ Mitchell E. Kertzman   Director                              May 20, 1996
- -------------------------
Mitchell E. Kertzman
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                                  Exhibit Index



EXHIBIT NO.                            DESCRIPTION
- -----------                            -----------

4.1             Restated Articles of Organization of the Registrant, as amended.
5.1             Opinion of Testa, Hurwitz & Thibeault, LLP
23.1            Consent of Testa, Hurwitz & Thibeault, LLP (included in 5.1)
24.1 Power of Attorney (included as part of the signature page to this Registration Statement)